UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

KID BRANDS, INC.
 (Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2009, Fritz Hirsch, President of Sassy, Inc. since its acquisition by Kid Brands, Inc. (the “Company”) in July 2002 (and prior to that, since 1986), will leave the Company. In connection with his departure, Mr. Hirsch will receive the payments and other benefits applicable to a termination by Sassy without Cause under his employment agreement, as described in the Company’s last definitive proxy statement filed with the Securities and Exchange Commission. In consideration of the receipt of such severance payments, Mr. Hirsch is required to execute the Company’s general form of release. The restrictions in his employment agreement surviving the expiration thereof remain applicable. The Company thanks Mr. Hirsch for his years of dedicated service to Sassy.

Mr. Hirsch’s duties will be temporarily assumed by various members of the Company’s senior management while the Company completes a search for his replacement.

Section 8 — Other Events

Item 8.01 Other Events

On December 16, 2009, the Company issued a press release announcing that Mr. Hirsch is leaving the Company.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit 99.1 Press Release, dated December 16, 2009, announcing that Mr. Hirsch is leaving the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2009		KID BRANDS, INC.
	By:	/s/ Marc S. Goldfarb

Marc S. Goldfarb Senior Vice President and General Counsel

Exhibit Index

Exhibit 99.1	Press Release, dated December 16, 2009, announcing that Mr. Hirsch is leaving the Company.